Exhibit No. 10(x)

Stock Unit with Sale Restriction Agreement (“Agreement”)

You have been granted Constellation Energy Group, Inc. (“Constellation Energy”) common stock units with sale restrictions (“Stock Units”) under the Constellation Energy Group, Inc. Long-Term Incentive Plan (the “Plan”) as shown in section A “Award Summary” (“Summary”).  The amount of the Award is shown as “Awarded” in the Summary.  Your Award is subject to the following conditions.  All capitalized terms, which are not otherwise defined in this Agreement, will have the meaning specified in the Plan.

1.               Each Stock Unit entitles you to receive, on the “Restriction Lapse Date” (see “Vesting Schedule” in the Summary), one share of Constellation Energy common stock (“Common Stock”). Under current tax law, you are not subject to tax on your Stock Units until the Restriction Lapse Date.

2.               Prior to the Restriction Lapse Date, on any date that Constellation Energy pays dividends with respect to the Common Stock, Constellation Energy shall credit you with a number of Stock Units equal to:

(i)                                     the number of your Stock Units on the dividend record date times

(ii)                                  the dividend rate per share, divided by

(iii)                               the per share reinvestment price. This price will be based either on the price for shares bought in the open market or the price for shares bought directly from Constellation Energy.  The per share reinvestment price for shares bought on the open market will be the weighted average price per share (plus brokerage commission and fees) of the total number of shares purchased with reinvested dividends.  The purchase price for shares bought directly from Constellation Energy is the average of the high and low sale prices of shares on the investment date, or, if the stock is not traded on that date, the prices from the previous trading day.

These dividend-based additional Stock Units are subject to the same rules and restrictions as Stock Units originally granted to you.

3.               Your Stock Units are fully and immediately vested; however, you may not sell, transfer, pledge or hypothecate the Stock Units prior to your separation from service. Prior to the Restriction Lapse Date, you will have no voting rights with respect to the Stock Units.

4.               You are required to comply with Constellation Energy’s Insider Trading Policy at all times, including in connection with the sale or transfer of unrestricted shares.  If you contemplate the sale or transfer (for example to a family member) of any shares, please first review the Constellation Energy Insider Trading Policy. If you need a copy of the policy, you should contact the SEC-related person specified below.

5.               Following the Restriction Lapse Date, Constellation Energy shall cause to be issued to you shares of Common Stock equal to the number of your Stock Units (including dividend-based additional Stock Units). Under current tax law, you will be subject to applicable federal, state and local income taxes and Social Security and Medicare taxes on the Restriction Lapse Date based on an amount equal to the number of shares of Common Stock issued to you times the fair market value per share on the Restriction Lapse Date. Constellation Energy will be required to withhold applicable taxes in such form and manner as provided in the Plan at such time. You should consult your tax advisor regarding any tax issues. The total shares you receive will be rounded to the nearest whole share.

6.               Amounts granted pursuant to this Agreement are not eligible compensation for benefit purposes except for computing retirement benefits under the Constellation Energy Group, Inc. Senior Executive Supplemental Plan.

7.               Neither this Agreement nor the Award constitutes a contract of employment between Constellation Energy or any Subsidiary and you, and neither will be deemed to be consideration for, or a condition of, your continued employment.

8.               The Award is granted pursuant to the Plan, the terms of which are incorporated in this Agreement by reference. The Award will in all respects be interpreted in accordance with the Plan.  The Plan Administrator will interpret and construe the Plan and this Agreement, and its interpretations and determinations will be conclusive and binding on the parties and any other person claiming an interest with respect to any issue arising under the Agreement.

9.               The provisions of this Agreement are severable. If any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

Please read the Plan carefully as it contains many other provisions relating to your Award. If you have any questions, please do not hesitate to call:

General	SEC-related	Tax-related
Laurelle Martineau	Sean Klein	Ed Stoltz
(xxx) xxx-xxxx	(xxx) xxx-xxxx	(xxx) xxx-xxxx

After reviewing this document, please accept this Agreement by (1) clicking on the “I have read all the documents below” box, (2) entering your personal Benefit Access password in section C “Password Validation”, then (3) clicking the “Review” button at the bottom of the screen.